Exhibit 10.28

Mr. Steve Hicks

SOUTHRIDGE PARTNERS II, LP

90 Grove Street

Ridgefield, Connecticut 06877

June 1, 2012

Dear Steve,

This communication is intended to provide written notice to SOUTHRIDGE PARTNERS II, LP that ENTEST BIOMEDICAL, INC. is terminating, effective June 1, 2012, the EQUITY PURCHASE AGREEMENT entered into as of the 27th day of February, 2012 by and between SOUTHRIDGE PARTNERS II, LP, Delaware limited partnership, and ENTEST BIOMEDICAL, INC., a Nevada corporation.

Sincerely,

/s/David Koos

David Koos

Chairman and CEO